WILLIAM K. WRAY, SR.

LIMITED POWER OF ATTORNEY
FOR
WASHINGTON TRUST BANCORP, INC.
RULE 144 AND SECTION 16 FILINGS


    Know all men by these presents, that the undersigned hereby constitutes and appoints David V. Devault, Kristen L. DiSanto and
Maria N. Janes, and each of them severally, the undersigned's true and lawful attorneys and agents, with the power to act with or without the other, to execute and file with the Securities and Exchange Commission, on behalf of the undersigned, any forms required to be filed by the undersigned pursuant to Rule 144 under the Securities Act of 1933 or pursuant to regulations under Section 16 of the Securities Exchange Act of 1934 in connection with transactions engaged in or to be engaged in by the undersigned in securities of Washington Trust Bancorp, Inc.
(the "Corporation") and any and all amendments to such forms,and any and all instruments or documents filed as part of or in connection with such forms and amendments.

    The undersigned hereby ratifies and confirms all that foregoing attorneys and agents and each of them shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys and agents and each of them, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Rule 144 under the Securities Act of 1933 and Section 16 of the Securities Exchange Act of 1934.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file forms pursuant to Rule 144 under the Securities Act of 1933 or pursuant to regulations under Section 16 of the Securities Exchange Act of 1934 with respect to the undersigned's holdings of and transactions in securities of the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys and agents. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of June, 2015.


William K. Wray, Sr.


/s/ William K. Wray, Sr.

______________________________
Signature